ARMOUR RESIDENTIAL REIT, INC. SECOND QUARTER 2020
WEBCAST SCHEDULED FOR JULY 23, 2020

VERO BEACH, Florida - July 21, 2020 - ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) announced today that it will provide an online, real‑time webcast of its conference call with equity analysts covering second quarter 2020 operating results on Thursday, July 23, 2020. The Company will issue its second quarter 2020 earnings release after the close of trading on Wednesday, July 22, 2020.

The live broadcast will be available at https://www.webcaster4.com/Webcast/Page/896/35644 on July 23, 2020, beginning at 8:30 a.m. (Eastern Time). The online replay will be available on the Company’s website www.armourreit.com and continue for one year.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”) or guaranteed by the Government National Mortgage Association. The Company has liquidated a substantial majority of its legacy portfolio of unguaranteed mortgage‑backed securities. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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